AMENDED AND RESTATED SCHEDULE A TO THE SUPERVISION AND ADMINISTRATION AGREEMENT BETWEEN GLOBAL X FUNDS AND GLOBAL X MANAGEMENT COMPANY LLC
DATED SEPTEMBER 25, 2019

Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement to include the following investment portfolios as of August 17, 2023:

Name of Fund	Annual Supervision and Admin Fee	Date Fund Approved by Board	Date Board Approved Continuance of I/A/A	Date Fund Commenced Operations
Global X Thematic Growth ETF	0.50%	November 13, 2018	November 11, 2022	October 25, 2019
Global X Alternative Income ETF	0.50%	March 10, 2015	November 11, 2022	July 13, 2015
Global X Blockchain & Bitcoin Strategy ETF	0.65%	September 17, 2021	November 11, 2022	November 15, 2021
Global X Carbon Credits Strategy ETF	0.39%	November 11, 2022		May 24, 2023
Global X Gold Income Strategy ETF	0.60%	February 24, 2023		
Global X U.S. Preferred ETF[1]	0.23%	February 24, 2017	November 11, 2022	September 11, 2017
Global X Variable Rate Preferred ETF[1]	0.25%	February 18, 2020	November 11, 2022	June 22, 2020
Global X Emerging Markets Bond ETF[1]	0.39%	February 18, 2020	November 11, 2022	June 1, 2020
Global X Adaptive U.S. Risk Management ETF[1]	0.39%	November 11, 2020	November 11, 2022	January 12, 2021
Global X Interest Rate Hedge ETF[1]	0.45%	February 25, 2022	November 11, 2022	July 5, 2022
Global X Interest Rate Volatility & Inflation Hedge ETF[1]	0.45%	February 25, 2022	November 11, 2022	July 5, 2022
Global X Emerging Markets ETF[1]	0.75%	September 16, 2022		May 12, 2023
Global X Emerging Markets Great Consumer ETF[1]	0.75%	September 16, 2022		May 12, 2023
Global X Brazil Active ETF[1]	0.75%	May 19, 2023		
Global X India Active ETF[1]	0.75%	May 19, 2023		
Global X U.S. Equity Premium Income ETF		August 17, 2023		
Global X Bitcoin Trend Strategy ETF		August 17, 2023		

* Asset-based custody fees are not included in the annual Supervision and Administration fee. Asset-based custody fees will be borne by the respective fund.

1 Fund transitioned from Amended and Restated Supervision and Administration Agreement dated July 2, 2018 to Supervision and Administration Agreement dated September 25, 2019.

[SIGNATURES TO FOLLOW]

GLOBAL X FUNDS By: Susan Lively Title: Secretary GLOBAL X MANAGEMENT COMPANY LLC By: Susan Lively Title: General Counsel